DECLARATION OF TRUST



                                   PIONEER II


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                                TABLE OF CONTENTS


                                    ARTICLE I

                              NAME AND DEFINITIONS

Section                                                                  Page

    1.  Name and Principal Place of Business............................   1

    2.  Definitions.....................................................   l


                                   ARTICLE II

                                PURPOSE OF TRUST

Section                                                                  Page

    1.  Purpose of Trust................................................   2


                                   ARTICLE III

                               BENEFICIAL INTEREST

Section                                                                  Page

   1.   Shares of Beneficial Interest...................................   2
   2.   Establishment of Series.........................................   3
   3.   Ownership of Shares.............................................   3
   4.   Investment in the Trust.........................................   3
   5.   Assets and Liabilities of Series................................   4
   6.   No Preemptive Rights............................................   5
   7.   Status of Shares and Limitation of Personal Liability...........   5

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                                   ARTICLE IV
                                  THE TRUSTEES
Section                                                                 Page
   1.   Management of the Trust.........................................  5
   2.   Election: Initial Trustees......................................  5
   3.   Term of Office of Trustees......................................  6
   4.   Resignation and Appointment of Trustees.........................  6
   5.   Temporary Absence of Trustee....................................  7
   6.   Number of Trustees..............................................  7
   7.   Effect of Death, Resignation, Etc. of a Trustee.................  7
   8.   Ownership of Assets of the Trust................................  7

                                    ARTICLE V
                             POWERS OF THE TRUSTEES

Section                                                                 Page
   l.   Powers..........................................................  8
   2.   Trustees and Officers as Shareholders..........................  11
   3.   Action by the Trustees.........................................  11
   4.   Chairman of the Trustees.......................................  11

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                                   ARTICLE VI
                              EXPENSES OF THE TRUST
Section                                                                  Page
   1.   Trustee Reimbursement...........................................  12


                                   ARTICLE VII
          INVESTMENT ADVISOR, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

Section                                                                  Page
   1.   Investment Advisor.............................................   12
   2.   Principal Underwriter...........................................  13
   3.   Transfer Agent..................................................  13
   4.   Parties to Contract.............................................  14
   5.   Provisions and Amendments.......................................  14

                                  ARTICLE VIII
                     SHAREHOLDERS VOTING POWERS AND MEETINGS
Section                                                                  Page
   1.   Voting Powers...................................................  14
   2.   Meetings........................................................  15
   3.   Quorum and Required Vote........................................  16


                                     -iii-

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                                   ARTICLE IX
                                    CUSTODIAN
Section                                                                  Page
   1.   Appointment and Duties..........................................  16
   2.   Central Certificate System......................................  17

                                    ARTICLE X
                          DISTRIBUTIONS AND REDEMPTIONS
Section                                                                  Page
   1.   Distributions...................................................  18
   2.   Redemption of Shares............................................  18
   3.   Determination of Net Asset Value and Valuation
        of Portfolio Assets.............................................  19
   4.   Suspension of the Right of Redemption...........................  19

                                   ARTICLE XI
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES
Section                                                                  Page
   1.   Compensation....................................................  20
   2.   Limitation of Liability.........................................  2O


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                                   ARTICLE XII
                                 INDEMNIFICATION
Section                                                                  Page
   1.   Covered Persons.................................................  2O
   2.   Shareholders....................................................  23

                                  ARTICLE XIII
                                  MISCELLANEOUS
Section                                                                  Page
   1.   Trust Not A Partnership; Trustees, Shareholders,
        Etc. Not Personally Liable; Notice..............................  23
   2.   Trustee's Good Faith Action, Expert Advice,
        No Bond or Surety...............................................  24
   3.   Establishment of Record Dates...................................  24
   4.   Termination of Trust............................................  25
   5.   Filing of Copies, References, Headings,
Gender, Etc.............................................................  26
   6.   Applicable Law..................................................  26
   7.   Amendments......................................................  27
   8.   Fiscal Year.....................................................  27

                              DECLARATION OF TRUST


                              DATED January 8, 1985


             DECLARATION OF TRUST, made January 8, 1985 by Philip L. Carret, John F. Cogan, Jr., George R. Cooley, Franklin R. Johnson, John W. Kendrick, Marguerite A. Piret and Edwards C. Whitmore (the "Trustees"), and by the holders of shares of beneficial interest to be issued hereunder as hereina(pound)ter provided (the "Shareholders").

             NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed in trust under this Declaration of Trust as herein set forth below.


                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME AND PRINCIPAL PLACE OF BUSINESS

             Section l. This Trust shall be known as "Pioneer II", and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The principal place of business of the Trust shall be 60 State Street, Boston, Massachusetts.

DEFINITIONS

             Section 2. Wherever used herein, unless otherwise required by the context or specifically provided:

                   (a) The Terms "Affiliated Person", "Assignment", "Commission", "Interested Person" Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a) (42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

                   (b) The  "Trust"  refers to Pioneer II and  reference  to the
             Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

                   (c) "Net  Asset  Value"  means  the net  asset  value of each
             Series of the Trust determined in the manner provided in Article X,
             Section 3;

                   (d) "Shareholder" means a record owner of Shares of the Trust;

                   (e) The "Trustees" refer to the individual  Trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustee or trustees;

                   (f) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series shall be divided from time to time, and includes fractions of shares as well as whole shares consistent with the requirements of Federal and/or other securities laws;

                   (g) The "1940 Act"  refers to the  Investment  Company Act of
             1940, as amended from time to time;

                   (h) "Series" refers to series of Shares, which may be established, of the Trust established in accordance with the provisions of Article III; and

                   (i) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time.


                                   ARTICLE II

                                PURPOSE OF TRUST

             Section l. The purpose of this Trust is to provide investors a continuous source of managed investment in securities and debt instruments selected by the Trustees or by an investment adviser under their direction to carry out the investment policies and achieve the investment objectives of the Trust or any Series thereof.

                                   ARTICLE III

                               BENEFICIAL INTEREST


SHARES OF BENEFICIAL INTEREST

             Section l. The beneficial interest in the Trust shall be divided into such transferable Shares which may be of one or


                                      -2-
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more separate and distinct Series as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall have $1.00 par value and, when duly issued and paid for, in accordance with the terms and conditions of the Trust and any authorized offering Prospectus relating thereto, shall be fully paid and nonassessable. The Trustees shall have full power and
authority,   in  their  sole   discretion   and  without   obtaining  any  prior
authorization or vote of the Shareholders of the Trust, to create and establish (and to change hereafter in any manner not materially adverse to the interests of the shareholders of the Trust) Shares with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any issued Shares into one or more Series of Shares, to abolish any one or more Series of Shares, and to take such other action consistent with the foregoing with respect to the Shares as the Trustees may deem desirable.

ESTABLISHMENT OF SERIES

             Section 2. The establishment of any Series shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

OWNERSHIP OF SHARES

             Section 3. The ownership of Shares shall be recorded in the books of the Trust or a transfer or similar agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the record holders of Shares and as to the number of Shares held from time to time by each such Shareholder.

INVESTMENT  IN THE TRUST

             Section 4. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the appropriate Series is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion impose a sales charge upon investments in the Trust. Anything herein to the contrary notwithstanding, certificates for fractional Shares shall not be issued at any time.

ASSETS AND LIABILITIES OF SERIES

             Section 5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and shall be referred to as assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable, and shall be referred to as "liabilities of" that Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

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NO PREEMPTIVE RIGHTS

             Section 6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

             Section 7. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same or entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property nor any right to call for a partition or division of the same or for an accounting. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                                   ARTICLE IV

                                  THE TRUSTEES

MANAGEMENT OF THE TRUST

             Section l. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to fully carry out that responsibility.

ELECTION:    INITIAL TRUSTEES

             Section 2. On a date fixed by the Trustees, the Shareholders shall elect not less than three Trustees. A Trustee shall not be required to be a Shareholder of the Trust. The initial Trustees shall be Philip L. Carret, John F. Cogan, Jr., George R. Cooley, Franklin R. Johnson, John W. Kendrick, Marguerite A. Piret, and Edwards C. Whitmore and such other individuals as the Board of Trustees shall appoint pursuant to Section 4 of Article IV.

TERM OF OFFICE OF TRUSTEES

             Section 3. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any Special Meeting of the Trust by a vote of two-thirds of the outstanding Shares.

RESIGNATION AND APPOINTMENT OF TRUSTEES

             Section 4. In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the Investment Company Act of 1940. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. Within three months of such appointment the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

             Section 5. Any Trustee may, by power of attorney, delegate his powers hereunder for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

NUMBER OF TRUSTEES

             Section 6. The number of Trustees, not less than three (3) nor more than nine (9), serving hereunder at any time shall be determined by the Trustees themselves.

             Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from The Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than six calendar months.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

             Section 7. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF ASSETS OF THE TRUST

             Section 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession there- of, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.


                                    ARTICLE V

                             POWERS OF THE TRUSTEES

POWERS

             Section l. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in the Declaration of Trust or the Bylaws, the Trustees shall have power and authority:

                   (a) To invest and reinvest  cash and other  property,  and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust.

                   (b) To adopt Bylaws not inconsistent with this Declaration of
             Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that right is not reserved to the Shareholders.

                   (c) To  elect  and  remove  such  officers  and  appoint  and terminate such agents as they consider appropriate.

                   (d) To employ one or more banks or trust companies as custodian of any assets of the Trust subject to any conditions set forth in the law, this Declaration of Trust or in the Bylaws, if any.

                   (e) To  retain a  transfer  agent and  Shareholder  servicing agent, or both.

                   (f) To provide for the issuance and distribution of Shares of the Trust or Series thereof, either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or to temporarily or permanently discontinue such issuance or distribution.

                   (g) To set record  dates in the manner  hereinafter  provided for.

                   (h) To delegate such authority as they consider  desirable to
             any  officers  of  the  Trust  and  to  any  agent,   custodian  or
             underwriter.

                   (i) To  sell  or  exchange  any or all of the  assets  of the
             Trust, subject to the provisions of Article XIII, Section 4(b) hereof.

                   (j) To  vote  or give  assent,  or  exercise  any  rights  of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

                   (k)  To  exercise   powers  and  rights  of  subscription  or
             otherwise which in any manner arise out of ownership of securities.

                   (l) To hold any security or property in a form not indicating any trust, whether in bearer, bookkeeping entry, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of investment companies.

                   (m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III.

                   (n) To allocate assets, liabilities and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in Article III.

                   (o) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, partnership, or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation, partnership, or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

                   (p) To compromise,  arbitrate,  or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

                   (q) To pay dividends and other distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.

                   (r) To borrow  money from a bank for  temporary  or emergency purposes and not for investment purposes. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust except that, to secure borrowings, the Trustees may pledge securities.

                   (s) To adopt such form or forms of Share  Certificates as the
             Trustees may, from time to time, deem appropriate.

                   (t) To  establish,  from time to time,  a minimum  or maximum total investment for Shareholders, and to require the redemption in whole or in part, of the Shares of any Shareholders whose investment is less than or greater than such minimum or maximum, as the case may be, upon giving notice to such Shareholder.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the

Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

             Section 2. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

ACTION BY THE TRUSTEES

             Section 3. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or at his order or direction or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

CHAIRMAN OF THE TRUSTEES

             Section 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, and he may be the chief executive, financial and accounting officer of the Trust.

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


                                   ARTICLE VI

                              EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

             Section l. Subject to the provisions of Article III, Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of custodians, transfer agents, and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                                   ARTICLE VII

          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

INVESTMENT ADVISER

             Section l. Subject to a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

             The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and
conditions,   as  may  be  agreed  upon  between  the  investment   adviser  and
sub-adviser.

PRINCIPAL UNDERWRITER

             Section 2. The Trustees may in their discretion from time to time enter into (a) contract(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the Bylaws, if any; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

TRANSFER AGENT

             Section 3. The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service contract whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any.
Such services may be provided by one or more entities.

PARTIES TO CONTRACT

             Section 4. Any contract of the character described in Sections l, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, partner or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections l, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

PROVISIONS AND AMENDMENTS

             Section 5. Any contract entered into pursuant to Sections l and 2 of this Article VII shall be consistent with and subject to the requirements of
Section 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Section l shall be effective unless assented to by a majority Shareholder Vote.


                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

             Section l. The Shareholders shall have power to vote (i) for the election of Trustees as provided in Article IV, Section 2, (ii) for the removal of Trustees as provided in Article IV, Section 3(d), (iii) with respect to any investment advisory or management contract as provided in Article VII,

Section l, (iv) with respect to the amendment of this Declaration of Trust as provided in Article XIII, Section 7, (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust, and (vi) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws, if any, or any registration of the Trust with the Securities and Exchange Commission (the "Commission") or any State, as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all shares shall be voted by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust to be taken by Shareholders.

MEETINGS

             Section 2. The first Shareholders' meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said
Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such

Shareholders of record. Shareholders shall be entitled to at least fifteen days' notice of any meeting.

QUORUM AND REQUIRED VOTE

             Section 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series shall vote as a Series, then a majority of the aggregate number of Shares of that Series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series shall vote as a Series, then a majority of the Shares of that Series voted on the matter shall decide that matter insofar as that Series is concerned.


                                   ARTICLE IX

                                    CUSTODIAN

APPOINTMENT AND DUTIES

             Section l. The Trustees shall at all times employ one or several banks or trust companies, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws:

                   (l) to hold the securities owned by the Trust and deliver the same upon written order;

                   (2) to receive  and  receipt  for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

                   (3) to disburse such funds upon orders or vouchers;

and the Trust may also employ such custodian or custodians as its agent:

                   (l) to keep the books and  accounts  of the Trust and furnish clerical and accounting services; and

                   (2) to compute,  if authorized to do so by the Trustees,  the
             Net Asset Value of any Series in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian(s). If so directed by a Majority Shareholder Vote, the custodian(s) shall deliver and pay over all property of the Trust held by it as specified in such vote.

             The Trustees may also authorize the custodian(s) to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian(s), and upon such terms and conditions, as may be agreed upon between the custodian(s) and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended.

CENTRAL CERTIFICATE SYSTEM

             Section 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian(s) to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.


                                    ARTICLE X

                          DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

             Section l.

                  (a) The Trustees may from time to time declare and pay dividends and other distributions. The amount of such dividends and other distributions and the payment of them shall be wholly in the discretion of the Trustees.

                  (b) The  Trustees  shall have  power,  to the  fullest  extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends and other distributions on Shares of a particular Series, from the assets belonging to that Series, which dividends or other distributions, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series at the election of each Shareholder of that Series.

                  (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of a particular Series as of the record date of that Series fixed as provided in Section 3 hereof a "stock dividend."

REDEMPTION Of SHARES

             Section 2. In case any holder of record of Shares of a particular Series desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of-that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series redeem or purchase the Shares in accordance with this
Section 2; and the Shareholder so requesting shall be entitled to require the Series to redeem or purchase, and the Series or the principal underwriter of the Series shall redeem or purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof)o The Series shall make payment for any such Shares to be redeemed or purchased, as aforesaid, in cash from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective.


DETERMINATION OF NET ASSET VALUE AND
VALUATION OF PORTFOLIO ASSETS

             Section 3. The term "Net Asset Value" of any Series shall mean that amount by which the assets of that Series, exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any Order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

SUSPENSION OF THE RIGHT OF REDEMPTION

             Section 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension


                                   ARTICLE XI

             COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

COMPENSATION

             Section l. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

             Section 2. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Every note, bond, contract, instrument, certificate or undertaking and every other act or obligation whatsoever executed or performed by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.


                                   ARTICLE XII

                                 INDEMNIFICATION

COVERED PERSONS

             Section l.

                  (a) Subject to the exceptions and limitations contained in Section (b) below:

                           (i)      every person who is, or has been, a
                  Trustee or officer of the Trust (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof;

                           (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" an "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) No indemnification shall be provided hereunder to a Covered Person:

                           (i) who  shall  have been  adjudicated  by a court or
                  body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                           (ii) in the event of a  settlement,  unless there has
                  been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                                    (A)     by the court or other body approving
                           the settlement;

                                    (B) by at least a majority of those Trustees
                           who are neither interested persons of the Trust (as defined in Section 2(a) (19) of the 1940 Act) nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                                    (C) by written opinion of independent  legal
                           counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

                  (c) The  rights  of  indemnification  herein  provided  may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

                  (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section l may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section l; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither interested persons of the Trust (as defined above) nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section l.

SHAREHOLDERS

             Section 2. In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.


                                  ARTICLE XIII

                                  MISCELLANEOUS

TRUST NOT A PARTNERSHIP; TRUSTEES, SHAREHOLDERS, ETC.
NOT PERSONALLY LIABLE; NOTICE

             Section l. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or they may deem appropriate, but the omission thereof shall not operate to bind any Trustee or Trustees or officer or officers or Shareholder or Shareholders individually.

TRUSTEE'S GOOD FAITH ACTION, EXPERT
ADVICE, NO BOND OR SURETY

             Section 2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section l of this Article XIII and to Article XII, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section l of this Article XIII and to Article XII, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

             Section 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.

TERMINATION OF TRUST

             Section 4.

                  (a) This Trust shall continue  without  limitation of time but subject to the provisions of sub-section (b) of this Section 4.

                  (b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may

                           (i) sell and  convey  the  assets of the Trust or any
                 affected Series to another trust, partnership, association or corporation organized under the laws of any state which is a diversified open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

                           (ii) at any time sell and  convert  into money all of
                 the assets of the Trust or any affected Series.

Upon making  provision for the payment of all such  liabilities in either (i) or
(ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the holders of the Shares of the Trust or any affected Series then outstanding.

                  (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancel led and discharged.

FILING OF COPIES, REFERENCES, HEADINGS, GENDER, ETC.

             Section 5. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of The Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original. In the case of all terms used in this instrument, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

APPLICABLE LAW

             Section 6. The trust set forth in this instrument is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

             Section 7. If authorized by votes of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter shall form a part hereof, except that an amendment which shall affect the Shareholders of one or more Series but not the Shareholders of all outstanding Series shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each Series affected and no vote of Shareholders of a Series not affected shall be required. Amendments having the purpose of changing the name of the Trust or supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of the supplemental declaration of trust shall be filed as specified in Section 5 of this Article XIII.

FISCAL YEAR

             Section 8. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

             IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this instrument this 8th day of January, 1985.



                                                     /s/ Philip L. Carret
                                                     Philip L. Carret
                                                     50 Baham Road
                                                     Scarsdale, NY 10583



                                                     /s/ John F. Cogan, Jr.___
                                                     John F. Cogan, Jr.
                                                     29 Patterson Road
                                                     Lexington, MA 02173

                                                     /s/ George R. Cooley George
                                                     R.  Cooley   Hickory   Hill
                                                     Rensselaerville, NY 12147



                                                     /s/   Franklin  R.  Johnson
                                                     Franklin  R.  Johnson  1717
                                                     Wedgewood  Common  Concord,
                                                     MA 01742



                                                     /s/ John W.  Kendrick  John
                                                     W.  Kendrick  6363 Waterway
                                                     Drive  Falls   Church,   VA
                                                     22044



                                                     /s/   Marguerite  A.  Piret
                                                     Marguerite   A.  Piret  162
                                                     Washington  Street Belmont,
                                                     MA 02178



                                                     /s/  Edwards  C.   Whitmore
                                                     Edwards  C.   Whitmore  300
                                                     Timbercove  North Longwood,
                                                     FL 32779

                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named Philip L. Carret and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                    /s/ Steven R. Berke
                                                    Notary Public
                                                    My Commission expires:


                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named John F. Cogan, Jr. and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                    /s/ Steven R. Berke
                                                    Notary Public
                                                    My Commission expires:


                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named George R. Cooley and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                     /s/ Steven R. Berke
                                                     Notary Public
                                                     My Commission expires:

                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named Franklin R. Johnson and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                     /s/ Steven R. Berke
                                                     Notary Public
                                                     My Commission expires:

                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named John W. Kendrick and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                     /s/ Steven R. Berke
                                                     Notary Public
                                                     My Commission expires:


                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named Marguerite A. Piret and acknowledged the foregoing instrument to be her free act and deed, before me,


                                                     /s/ Steven R. Berke
                                                     Notary Public
                                                     My Commission expires:


                        THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                         Boston, January 8, 1985

             Then personally appeared the above named Edwards C. Whitmore and acknowledged the foregoing instrument to be his free act and deed, before me,


                                                      /s/ Steven R. Berke
                                                      Notary Public
                                                      My Commission expires:

                  The Trustees' principal business address is:

                                 60 State Street

                                Boston, MA 02109